UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 31, 2013
Champion Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

000-21084                                                      55-0717455

             (Commission File No.)                      (IRS Employer Identification No.)

2450 First Avenue
P. O. Box 2968
Huntington, West Virginia                                                                                                                            25728

(Address of Principal Executive Offices)                                                                                                   (Zip Code)

(304) 528-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
0	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
0	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
0	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
0	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement.

In a Current Report on Form 8-K filed May 3, 2013, Champion Industries, Inc. (“Champion”) advised that on April 30, 2013, Champion received a letter dated April, 25, 2013 from Fifth Third Bank, as Administrative Agent (the “Administrative Agent”) for lenders under Champion’s Credit Agreement dated September 14, 2007, as amended (the “Credit Agreement”) captioned as Notice of Default and Reservation of Rights ("Notice of Default"), advising that Events of Default have occurred and continue to exist for the Company under Section 7.1(b) of the Credit Agreement by reason of: (a) Borrower's noncompliance with the minimum EBITDA covenant, set forth in Section 6.20(d) of the Credit Agreement, for the Test Period ended March 31, 2013 (October 2012 - March 2013) (a required minimum EBITDA covenant amount of $4,100,000 opposite a reported result of $3,316,177); and (b) the Company's failure to perform the covenant set forth in Section 6.31(d) of the Credit Agreement (failure to complete, no later than March 31, 2013, the Designated Transaction).

The Notice of Default also advised that the Administrative Agent had not waived the Events of Default and reserved all rights and remedies as a result thereof.  Those remedies include, under the Credit Agreement, the right to accelerate and declare due and immediately payable the principal and accrued interest on all loans outstanding under the Credit Agreement.

The Notice of Default further stated that any extension of additional credit under the Credit Agreement would be made by the lenders in their sole discretion without any intention to waive any Event of Default.

At May 31, 2013 the outstanding principal balance of Champion’s obligations under the Credit Agreement totaled approximately $33.8 million.

On May 31, 2013 the Administrative Agent, the Lenders, Champion, all its subsidiaries and Marshall T. Reynolds entered into a First Limited Forbearance and Waiver Agreement and First Amendment to Amended and Restated Credit Agreement  (“May 2013 Forbearance Agreement”) dated May 31. 2013 and Letter Agreement dated May 31, 2013 among Champion Industries, Inc., its subsidiaries, Marshall Reynolds, Lenders and Fifth Third Bank, as Lender, L/C Issuer and Administrative Agent for Lenders. which provides, among other things, that during a forbearance period commencing on May 31, 2013 and ending on September 30, 2013 (unless sooner terminated by default of Champion under the Forbearance Agreement or the Credit Agreement), the Required Lenders are willing to temporarily forbear exercising certain rights and remedies available to them, including acceleration of the obligations or enforcement of any of the liens provided for in the Restated Credit Agreement.  Champion acknowledged in the May 2013 Forbearance Agreement that as a result of the existing defaults, the Lenders are entitled to decline to provide further credit to Champion, to terminate their loan commitments, to accelerate the outstanding loans, and to enforce their liens.

The May 2013 Forbearance Agreement and Letter Agreement requires Champion to:

(a)
Enter into various Designated Transactions referred to as Designated Transaction No. 1 and Designated Transaction No. 2 pursuant to applicable approvals from secured lenders regarding pricing or other actions, including letters of intent no later than June 14, 2013 setting forth the terms and conditions for Designated Transaction No. 1 that shall be satisfactory to the Required Lenders. Champion is also requried to use its reasonable best efforts to enter into a letter of intent, no later than June 7, 2013, for Designated Transaction No. 2. There are also various targeted dates upon acceptance of applicable letters of intent for Designated Transactions which will result in various actions to be achieved by the applicable milestone dates or if not achieved may be considered an event of default.

(b)
Acknowledge in a writing, satisfactory to the Required Lenders, that approval of Champion’s shareholders shall not be required for Designated Transaction No. 1, whether considered separately or together with Designated Transaction No. 2.

(c)
Champion shall be subject to a minimum EBITDA covenant commencing with the month ended June 30, 2013 based on a buildup starting April 1, 2013 of $1,378,394 at June 30, 2013, $2,198,509 at July 31, 2013 and $2,506,722 at August 31, 2013

(d)
Continued retention of Timothy D. Boates, RAS Management Advisors, LLC as its Chief Restructuring Officer who shall continue to be subject to the sole authority, direction and control of Champion’s Board of Directors and to report directly to the Board.

(e)	Expenditure limitations as defined in CRO report and under direct control of the CRO.
(f)	The requirement of a general reserve of $1,000,000 in the definition of “Borrowing Base” in the Restated Credit Agreement shall be waived for the duration of the Forbearance Period.
(g)	Removal of requirement to maintain $750,000 concentration account minimum balances.
(h)
Temporary Overadvance on the borrowing base in an amount not to exceed $1,200,000 subject to the aggregate revolving credit commitment limit of $10,000,000. Overadvance shall be repaid upon receipt of project receivables and such repayment shall be a permanent reduction in the Temporary Overadvance.  Such Overadvance shall be repaid in full upon the earliest Designated Transaction A or Designated Transaction B or September 30, 2013.

(i)	Excess availability threshold of $500,000.

The foregoing summary of certain provisions of the May 2013 Forbearance Agreement is qualified in its entirety by reference to the complete May 2013 Forbearance Agreement filed as Exhibit 10.1 hereto.

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The foregoing summary of certain provisions of the May 2013 Forbearance Agreement is qualified in its entirety by reference to the complete May 2013 Forbearance Agreement filed as Exhibit 10.1 hereto. The Letter Agreement is qualified in its entirety by reference to the complete document filed as Exhibit 10.2*.

* Portions of this Letter have been redacted pursuant to a Confidential Treatment Request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The description under “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)             Exhibits

10.1           First Limited Forbearance and Waiver Agreement and First Amendment to Amended and Restated Credit Agreement dated May 31. 2013 among Champion Industries, Inc., its subsidiaries, Marshall Reynolds, Lenders and Fifth Third Bank, as Lender, L/C Issuer and Administrative Agent for Lenders.

10.2* Letter Agreement dated May 31, 2013 by and between each Lender, the Borrower, each Guarantor and the Shareholder regarding Credit Facilities Extended to Borrower. ("Letter Agreement")

10.3*        Side Letter Agreement dated October 19, 2012 by and between each Lender, the Borrower, each Guarantor and the Shareholder regarding Credit Facilities Extended to Borrower. ("Side Letter Agreement")

* Portions of this Letter have been redacted pursuant to a Confidential Treatment Request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION INDUSTRIES, INC. (Registrant)
Date: June 6, 2013
/s/ Todd R. Fry Todd R. Fry, Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Exhibit

10.1
First Limited Forbearance and Waiver Agreement and First Amendment to Amended and Restated Credit Agreement dated May 31. 2013 among Champion Industries, Inc., its subsidiaries, Marshall Reynolds, Lenders and Fifth Third Bank, as Lender, L/C Issuer and Administrative Agent for Lenders.

10.2*	Letter Agreement dated May 31, 2013 by and between each Lender, the Borrower, each Guarantor and the Shareholder regarding Credit Facilities Extended to Borrower. ("Letter Agreement")

10.3*	Side Letter Agreement dated October 19, 2012 by and between each Lender, the Borrower, each Guarantor and the Shareholder regarding Credit Facilities Extended to Borrower. ("Side Letter Agreement")

* Portions of this Letter have been redacted pursuant to a Confidential Treatment Request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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